Pegasystems Inc.
2022 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$495,000	100%
Kenneth Stillwell	Chief Operating Officer and Chief Financial Officer	$530,000	70%
Kerim Akgonul	Chief Product Officer	$450,000	60%
John Higgins**	Chief of Client & Partner Success ***	£371,000	50%
Michael Pyle	Chief Technology Strategist	$400,000	60%
Leon Trefler****	Chief of Clients and Markets	$400,000	50%

*	Percentage of base salary
**	John Higgins will also be eligible for up to £75,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of £70,000
***	Title effective as of March 7, 2022
****	Leon Trefler will also be eligible for target sales commissions of $375,000